Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related prospectus of Triumph Bancorp, Inc. (“the Company”) of our report dated February 11, 2020 relating to the consolidated financial statements of the Company appearing in the Annual Report on Form 10-K of Triumph Bancorp, Inc. for the year ended December 31, 2019, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Dallas, Texas

April 13, 2020